EXHIBIT NO. (3)(i)

                          CERTIFICATE OF INCORPORATION
                                       OF
                                 THE CZECH FUND


     I, the undersigned, in order to form a corporation for the purposes hereinafter stated and under and pursuant to the provisions of the General Corporation Law of the State of Delaware, certify as follows:

     FIRST:   The name of the corporation is

                                 THE CZECH FUND

     SECOND: The registered office of the corporation is to be located at 1209 Orange Street, County of New Castle, Wilmington, DE 19801. The name of its registered agent at that address is The Corporation Trust Company.

     THIRD:   The purposes of the corporation are:

     To furnish, perform and conduct services, undertakings, projects and assignments of all kinds related to or useful in connection with corporation, commercial, business, real estate, medical, sports, entertainment, energy, management, insurance, investments, mortgages, securities, mergers and acquisitions.

     To create, purchase, finance, invest in, lend to, own, control, operate, manage, engage in conduct or otherwise acquire, take any other interest in, deal with, and dispose of corporations, businesses, joint ventures, undertakings and projects of very description in the United States and any other country; and to furnish services and assistance of all kinds to and on behalf of other corporations, persons and entities, including managerial, planning, advisory, financial, investment, technical, administrative, consulting, manufacturing, marketing, promotional, distributive, research and reporting and reporting services on a state, national, and international scale.

     The corporation shall have the power to do any and all acts and things necessary or useful to its business and purposes, and shall have the general, specific and incidental powers and privileges granted to it by statute, including, but not limited to:

     To enter into and perform contracts; to acquire and exploit patents, trademarks, rights of all kinds and related and other interests; to acquire, use, deal in and with, encumber and dispose of real and personal property without limitation, including obligations and securities; to borrow and lend money for its corporate purposes; to invest and reinvest its funds, and to take, hold and deal with real and personal property as security for the payment of funds loaned or invested or otherwise; to vary any investment or employment of capital of the corporation from time to time; to create or participate with other corporations and entities for the performance of all undertakings as partner, joint venturer, or otherwise, and to share or delegate control therewith or thereto.

     To pay pensions and establish and carry out pension, profit sharing, stock option, stock purchase, stock bonus, retirement, benefit, incentive or commission plans, trusts and provisions for any or all of the directors, officers and employees of its subsidiaries; and to provide insurance for its benefit on the life of any of its directors, officers or employees, or on the life of any stockholder for the purpose of acquiring at his death shares of its stock owned by such stockholder.

     To invest in, merge or consolidate with any corporation in such manner as may be permitted by law, to aid in any manner any corporation whose stocks, bonds or other obligations are held or in any manner guaranteed by this corporation or in which this corporation is in any way interested; to do any other act or thing for the preservation, protection, improvement or enhancement of the value of any such stock, bonds or other securities and while owner thereof to exercise all the rights, powers and privileges of ownership and any voting powers


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thereon;  and to  guarantee  the  indebtedness  of  others  and the  payment  of dividends upon the stock the principle and/or interests of any bonds or other securities, and the performance of any contracts.

     To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes, the attainment of any of the objects, or the furtherance of any of the powers hereinbefore set forth either alone or in association with other corporations, firms, partnerships or individuals; to do every other act and thing incidental or appurtenant to, growing out of, or connected with the aforesaid business or powers to the extent permitted by the laws of Delaware under which this corporation is organized, and to do all such acts and things, conduct business, have one or more offices, and exercise its corporate powers in any and all places without limitation.

     FOURTH: 1) The total number of shares of common stock which this corporation is authorized to issue is twenty-five million (25,000,000) shares, $.01 par value.

     2) The corporation is hereby empowered to issue from time to time its authorized shares and securities, options, warrants, and other rights convertible thereinto for such lawful consideration, whether money or otherwise, as the Board of Directors shall determine. Any shares issued for which the consideration so fixed has been paid or delivered shall be fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon, provided that the actual value of such consideration is not less than the par value of the shares so issued.

     3) The stockholders of the corporation do not have any preemptive or preferential right to subscribe to or purchase unissued shares of any class of stock of the corporation whether such shares are now or hereafter authorized, or any Treasury shares to be sold by the corporation.

     Transferability of the shares of the corporation is restricted in the following manner:

     The price to be paid for the shares which shall be set forth in the written offers and notices prescribed above, shall be the fair market value thereof, or, if there is no established market value, the book value thereof ("book value" being the appraised value of all corporate assets and liabilities as of the date of the last balance sheet), or at a price not exceeding the amount offered in writing by a bona fide offer to purchase said shares, whichever shall be higher.

     These terms shall be binding upon all stockholders of record, their heirs, representatives, executors, administrators and assigns, and shall include transfers by will, gift, intestacy and all third parties, or otherwise.

     All offers and notices, if mailed, shall be deemed to have been delivered on the day mailed postage prepaid, addressed to the shareholders of the corporation, as above, according to the books of the corporation, and the shares shall be transferable, other than to the corporation's shareholders in the manner required herein, only upon proof of the compliance herewith.

     FIFTH:   The corporation is to have perpetual existence.

     SIXTH : The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever, and they shall not be personally liable for the payment of the corporation's debts except as they may be liable by reason of their own conduct or acts.

     SEVENTH: The following provisions are inserted for the management of the business and the conduct of affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders.

     1) The number of directors comprising the Board of Directors of the corporation shall be such as from time to time shall not be fixed by or in the manner provided in the By-Laws, but shall not be less than one. Election of directors need not be by ballot unless the By-Laws so provide.


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     2) The Board of  Directors  shall have the power,  unless and to the extent that the Board may from time to time by resolution relinquish or modify the power, without the asset or vote of the shareholders:

     a) To make, alter, amend, change, add to or repeal the By-Laws of the corporation; to fix and vary the amount of capital of the corporation to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or net profits, and to fix the times for the declaration and payment of dividends

     3) The Board of Directors in its discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any act or contract. Any contract or act that shall be approved or ratified by the vote of the holders of a majority of the stock represented in person or by proxy at such meeting and entitled to vote (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and its stockholders as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of a director's interest or for any other reason.

     4) No contract or transaction between this corporation and one or more of its directors or officers or between this corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest shall be void or voidable solely for this reason or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if the contract or transaction is fair as to the corporation or if the material facts relating thereto are disclosed to or are known by the directors or shareholders, and are approved thereby pursuant to Section 144 of Title 8 of the Delaware Code.

     5) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the Board of Directors is hereby empowered to exercise all such powers and to do all such acts and things as may be exercised or done by the corporation, subject to the provisions of the statutes of Delaware, of this certificate, and to any By-Laws from time made by the stockholders, and provided that no By-Laws so made shall invalidate any prior act of the board which would have been valid if such By-Law had not been made.

     EIGHTH: The corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for the breach of fiduciary duty as a director.

     NINTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them, any court of equitable jurisdiction within the State of Delaware may, in the application in a summary way of this corporation of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of the trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said courts directs. If a majority in number representing three-fourths in value of the creditors or class of creditors or of the stockholders or class of stockholders, as the case may be, agree to any compromise or arrangement or to any reorganization of this corporation as a consequence of such compromise or arrangement, said compromise, arrangement, or reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors or on all the stockholders or class of stockholders, as the case may be, and also on this corporation.


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     TENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

     ELEVENTH: The name and address of the incorporator is:

                  Martin A. Sumichrast
                  1919 Pennsylvania Avenue, N.W.
                  Suite 600
                  Washington, D.C. 20006

     TWELFTH: The name and address of each person who is to serve as a director until the first annual meeting of stockholders or until his or their successors are elected and qualified shall be as follows:

                  Martin A. Sumichrast
                  1919 Pennsylvania Avenue, N.W.
                  Suite 600
                  Washington, D.C. 20006

         Executed this 20th day of January 1993.

































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       AMENDMENT #1 TO THE CERTIFICATE OF INCORPORATION OF THE CZECH FUND

Effective as of November 28, 1994 :

The Certificate of Incorporation of the Corporation is hereby amended by striking our Article "FIRST" thereof and by substituting in lieu of said Article the following new Article:

     "FIRST. The name of the Corporation is CZECH INDUSTRIES, INC."

The Certificate of Incorporation of the Corporation is hereby amended by striking out Article "FOURTH" thereof and by substituting in lieu of said article the following new Article

     FOURTH: 1) The total number shares of common stock which this corporation is authorized to issue is twenty-five million (25,000,000) shares, $.01 par value.

     Upon the effective time of the Certificate of Amendment to the Corporation's Certificate of Incorporation whereby Article FOURTH is amended to include the within paragraph, each 1.2094 issued and outstanding shares of Common Stock of the Corporation shall thereby be combined into one (1) share of validly issued, fully paid and non-assessable share of Common Stock having a par value per share of $.01. Each person at that time holding of record any issued and outstanding shares of Common Stock shall receive upon surrender to the Corporation's transfer agent a stock certificate or certificates to evidence and represent the number of shares of post-reverse split Common Stock to which such stockholder is entitled after giving effect to the reverse split; provided, however, that the Corporation shall not issue fractional shares of Common Stock in connection with this reverse stock split, but, in lieu thereof shall round up any such fractional share to the nearest whole share for any holder who would otherwise be entitled to receive fractional shares, except for the provisions hereof, upon surrender of certificates representing those shares to the Corporation's transfer agent. The ownership of such fractional interests shall not entitle the holder thereof to any voting, dividend or other right, except the right to receive payment therefor as described above.

          2) The corporation is hereby empowered to issue from time to time its authorized shares and securities, options, warrants, and other rights convertible thereinto for such lawful consideration, whether money or otherwise, as the Board of Directors shall determine. Any shares issued for which the consideration so fixed has been paid or delivered shall be fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon, provided that the actual value of such consideration is not less than the par value of the shares so issued.

          3) The stockholders of the corporation do not have any preemptive or preferential right to subscribe to or purchase unissued shares of any class of stock of the corporation whether such shares are now or hereafter authorized, or any Treasury shares to be sold by the corporation.

























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   AMENDMENT #2 TO THE CERTIFICATE OF INCORPORATION OF CZECH INDUSTRIES, INC.


Effective as of March 2, 1995:

The Certificate of Incorporation of the Corporation is hereby amended by striking out clause 1) of Article FOURTH thereof and by substituting in lieu of said clause the following new clause:

     "1) The total number of shares of common stock which this corporation is authorized to issue is fifty million (50,000,000) shares, $.01 par value."

The Certificate of Incorporation of the Corporation is hereby amended by striking clause 1) of Article SEVENTH thereof and by substituting in lieu of said clause the following new clause:

     "1) (a) The number of directors constituting the entire Board shall be as fixed from time to time by vote of a majority of the entire Board; provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office.

     (b) The Board of Directors shall be divided into three classes, as nearly equal in numbers as the then total number of directors constituting the entire Board permits with the term of office of one class expiring each year. At the initial election of directors in accordance with this provision, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. At each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

     (c) Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding that a lesser percentage may be specified by law, this Certificate of Incorporation or otherwise), any director or the entire Board of Directors may be removed at any time but only for cause and only by the affirmative vote of sixty-six and two third percent (66 2/3%) or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors."

The Certificate of Incorporation of the Corporation is hereby amended by adding a new clause 6) to Article SEVENTH as follows:

     "6) Meetings of the stockholders may be held at such place, either within or without the State of Delaware as the By-Laws may provide. Special meetings of stockholders for any purpose may be held at the call only of the President, the Secretary or by resolution of the directors. No action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting except upon the written consent of holders of 100% of the shares of the capital stock of the Corporation entitled to vote upon such action. In addition to any requirements of law and any other provisions of the Certificate of Incorporation (and notwithstanding that a lesser percentage may be specified by law, this Certificate of Incorporation or otherwise), the affirmative vote of sixty-six and two-third percent (66 2/3%) of the votes entitled to be cast by all holders of outstanding capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter or repeal or adopt any provision inconsistent with this paragraph."













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   AMENDMENT #3 TO THE CERTIFICATE OF INCORPORATION OF CZECH INDUSTRIES, INC.


Effective September 10, 1996

The Certificate of Incorporation of Czech Industries, Inc. (the "Corporation") is hereby amended by striking out the First Clause of Article "FOURTH" thereof and by substituting in lieu of said Clause the following:

     "1) The total number of shares of common stock which this corporation is authorized to issue is 10,000,000 shares, par value $.05 each.

     As of the effective time of this amendment to the Certificate of Incorporation of the corporation, each of five (5) issued and outstanding shares of Common Stock of the corporation shall be combined into one (1) share of validly issued, fully paid and non assessable common stock of the corporation. No scrip or fractional shares shall be issued by reason of this amendment."











































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   AMENDMENT #4 TO THE CERTIFICATE OF INCORPORATION OF CZECH INDUSTRIES, INC.


Effective December 10, 1996


IT IS HEREBY CERTIFIED THAT:

1.   The  Certificate  of   Incorporation   of  Czech   Industries,   Inc.  (the
     "Corporation") is hereby amended by striking out Article "FIRST" thereof and by substituting in lieu of said Article the following new Article:

         "FIRST:  The name of the corporation is:

                  EASTBROKERS INTERNATIONAL INCORPORATED"

2.   That said  amendment was duly adopted in accordance  with the provisions of
     Section 242 of the General Corporation Law of the State of Delaware by the affirmative vote of the holders of a majority of the stock entitled to vote thereon at the 1996 annual meeting of the stockholders of the corporation held on December 10, 1996.






































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